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                                                                       Exhibit 5


                     GROSS SHUMAN BRIZDLE & GILFILLAN, P.C.

                                ATTORNEYS AT LAW
                               600 LAFAYETTE COURT
                                 465 MAIN STREET
                             BUFFALO, NEW YORK 14203
                                 (716) 854-4300
                             TELEFAX: (716) 854-2787

GORDON R. GROSS                                           LEONARD J. BRIZDLE
IRVING M. SHUMAN*                                             (1930-1987)
PETER S. GILFILLAN                                        ______________
DAVID H. ALEXANDER**
ROBERT J. FELDMAN
LESLIE MARK GREENBAUM
JEFFREY A. HUMAN
HUGH C. CARLIN
CINDY ALGASE GRADL**
HOWARD B. COHEN+
JOHN K. ROTTARIS
JOHN F. LEONE                                           * N.Y. & WASH. D.C. BAR
LESLIE SHUMAN KRAMER++                                       ** N.Y. & FLA. BAR
JONATHAN D. SCHECHTER+++                                      +  N.Y. & VA. BAR
ROGER L. BANAN                                                 ++ N.Y. & IL BAR
CHRISTINE G. LA BARRE                                          +++N.Y. & MA BAR
JOHN C. JACOBS

                                 August 26, 1997

Evans Bancorp, Inc.
14-16 North Main Street
Angola, New York  14006

Gentlemen:

         As counsel for Evans Bancorp, Inc. (herein called the "Corporation") has filed a Form S-3 Registration Statement with the Securities and Exchange Commission for the purposes of registering up to 50,000 shares of common stock, $.50 par value, to be sold pursuant to the Evans Bancorp, Inc. Dividend Reinvestment Plan (herein called the "Plan").

         Based upon our review of such corporate documents as we have deemed necessary, we are of the opinion that the shares of Common stock, $.50 par value of the Corporation, which are subject to this registration and which may be purchased under the Plan and delivered to the participants pursuant to the Plan will be, when purchased and delivered in accordance with the Plan, legally issued, fully paid and non-assessable.

         We hereby consent to the use of our name in the Registration Statement as counsel who has passed upon the legality of the shares of common stock that may be issued and sold under the Plan, and to the use of this opinion as part of the Registration Statement as required by Section 7 of the Securities Act of 1933, as amended.

                                                  Very truly yours,

                                                  Jeffrey A. Human